UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

PEBBLEBROOK HOTEL TRUST

(Exact name of registrant as specified in its charter)

Maryland	27-1055421
(State of incorporation or organization)	(IRS Employer Identification No.)

7315 Wisconsin Avenue, Suite 1100 West Bethesda, Maryland	20814
(Address of principal executive offices)	(Zip Code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
6.375% Series D Cumulative Redeemable Preferred Shares of Beneficial Interest, $0.01 par value per share	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.  ☐

Securities Act registration statement file number to which this form relates (if applicable):

File No. 333-194316

Securities registered pursuant to Section 12(g) of the Act:

None

Item 1.	Description of Registrant’s Securities to be Registered.

The description of the Registrant’s 6.375% Series D Cumulative Redeemable Preferred Shares of Beneficial Interest, $0.01 par value per share, contained under the caption “Description of Shares of Beneficial Interest” in the Registrant’s Registration Statement on Form S-3 (File No. 333-194316), which became effective upon filing with the Securities and Exchange Commission on March 4, 2014, and under the caption “Description of the Series D Preferred Shares” in the Registrant’s Prospectus Supplement thereto, dated June 2, 2016 and filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, on June 3, 2016, is incorporated herein by reference.

Item 2.	Exhibits.

Exhibit No.	Description

3.1	Declaration of Trust, as amended and supplemented, of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Annual Report on Form 10-K filed on February 22, 2016 (File No. 001-34571)).

3.2	Articles Supplementary to the Declaration of Trust of the Registrant designating the 6.375% Series D Cumulative Redeemable Preferred Shares, $0.01 par value per share.

3.3	Bylaws of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form S-11 filed on July 13, 2010 (File No. 333-168078)).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

PEBBLEBROOK HOTEL TRUST

Date: June 6, 2016	By:	/s/ Raymond D. Martz
	Name:	Raymond D. Martz
	Title:	Executive Vice President, Chief Financial Officer, Treasurer and Secretary

EXHIBIT INDEX

Exhibit No.	Description

3.1	Declaration of Trust, as amended and supplemented, of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Annual Report on Form 10-K filed on February 22, 2016 (File No. 001-34571)).

3.2	Articles Supplementary to the Declaration of Trust of the Registrant designating the 6.375% Series D Cumulative Redeemable Preferred Shares, $0.01 par value per share.

3.3	Bylaws of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form S-11 filed on July 13, 2010 (File No. 333-168078)).

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